Exhibit 10.11(a)

AMENDMENT NO. 1 TO THE

AIR PRODUCTS AND CHEMICALS, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Deferred Compensation Plan (the “Plan”);

WHEREAS, pursuant to Plan Section 8.1, the Plan may be amended at anytime; and

WHEREAS, the Company desires to amend to the Plan to clarify the administration of Plan Section 5.2(b).

NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 5.2(b) is amended to read as follows:

“(b) Death. In the event of a Participant’s death prior to a Separation from Service, his Deferred Compensation Account shall be valued and distributed to the Participant’s Beneficiary as soon as practical thereafter. In the event of the Participant’s death after a Separation from Service but before the Participant’s entire Deferred Compensation Account has been distributed, the remaining amount due to the Participant shall be valued and distributed to the Participant’s Beneficiary in a lump sum as soon as practicable thereafter.”

2. In all other respects the Plan shall remain in full force and effect.

IN WITNESS WEREOF, the Company has caused its Senior Vice President and General Counsel to execute this First Amendment to the Plan on this      day of              2012.

AIR PRODUCTS AND CHEMICALS, INC.

By:
Senior Vice President- General Counsel